EXHIBIT 99


                   [LETTERHEAD OF UNITED NATURAL FOOTS, INC.]


                                IMMEDIATE RELEASE
August 12, 1999


              UNITED NATURAL FOODS , INC. ANNOUNCES THE RESIGNATION
                         OF ITS CHIEF FINANCIAL OFFICER

Dayville, Connecticut - On August 12, 1999, United Natural Foods, Inc. (Nasdaq:
UNFI) announced today that its Board of Directors has unanimously accepted the resignation of Robert T. Cirulnick, Chief Financial Officer and Treasurer of the Company, for personal reasons. Mr. Cirulnick has served in that capacity since February 1998. He will serve as a consultant to the Company while it completes its Fiscal 1999 audit and to aid in the transition.

United Natural Foods also announced that Kevin T. Michel, a member of the Board of Directors of the Company and Executive Vice President of United Natural Foods' Western Region, will serve as Chief Financial Officer and Treasurer on an interim basis pending the completion of a search for Mr. Cirulnick's successor. Mr. Michel served as Chief Financial Officer of the Company's Western Region (and its predecessor, Mountain People's Warehouse Inc.) from January 1995 until December 1997.

Separately, Barclay McFadden III has resigned his position as a Director of the Company effective July 31, 1999. Mr. McFadden has served on the Board since December 1997. Mr. McFadden had previously served as the Chief Executive Officer and a Director of Stow Mills, and joined the Board of Directors of United Natural Food following the acquisition of that company by United Natural Foods in November 1997.

The Company expects to name a successor to Mr. McFadden at its next quarterly meeting.

For more information on United Natural Foods, Inc., via fax at no charge, please dial 1-800-PRO-INFO and enter the Company's ticker symbol, UNFI.

AT THE COMPANY:               AT THE FINANCIAL RELATIONS BOARD:
--------------------------------------------------------------------------------
Norman Cloutier               Joseph Calabrese        Lynn Sawyer-Landau
Chief Executive Officer       General Information     Analyst Information
(860) 779-2800                (212) 661-8030          (212) 661-8030

This press release may contain forward-looking statements and such statements involve a number of risks and uncertainties. Actual results may differ materially from those projected in the forward-looking statements. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in the Company's SEC filings, including its periodic reports filed under the Securities Exchange Act of 1934, as amended (copies of which are available upon request from the Company's investor relations department).